DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (the "Agreement") is made as of the 22nd day of April, 2008 by and between NORTHEAST AUTOMOTIVE HOLDINGS, INC., a Nevada corporation (the "Company" or "NEAH"), and William Solko (the "Holder").

RECITALS:

WHEREAS, the Company currently owes the Holder a total of $944,277.99 (the "Debt").

WHEREAS, the Company currently has 10,000,000 authorized and unissued Series A Convertible Preferred Stock ("Series A Preferred"), and each share of Series A Convertible Preferred Stock carries the following rights and designations: (i) voting rights equal to 30 times the number of Common Stock votes, (ii) no dividends, (iii) liquidation preference equal to eight times the sum available for distribution to Common Stock holders, (iv) automatically convert after three years to one (1) common share, (v) not be subject to reverse stock splits and other changes to the common stock capital of the Company, and (vi) convertible at the option of the holder after forty-five (45) days.

WHEREAS, The Holder currently owns 15,000,000 shares of the Company common stock (the "Common Shares").

WHEREAS, the Holder desires to forgive a portion of the Debt equal to $100,000, and cancel 10,000,000 Common Shares in exchange for shares of Series A Preferred stock of NEAH, and NEAH desires to issue shares of its Series A Preferred in exchange for the partial forgiveness of Debt and cancellation of Common Shares.

WHEREAS, following the consummation of this Agreement the Debt outstanding owed by the Company to the Holder shall be $844,277.99, and the Holder shall own 5,000,000 Common Shares and 10,000,000 Series A Preferred.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1. Debt Cancellation. Effective as of the date hereof, the Holder hereby agrees to waive, release, forgive and cancel $100,000 of the Debt.

2. Common Share Cancellation. In consideration for this Agreement, the Holder hereby agrees to cancel 10,000,000 of the Holders' 15,000,000 Common Shares.

3. Series A Preferred Issuance. In consideration for the cancellation of the 10,000,000 Common Shares and the forgiveness of the $100,000 of Debt, NEAH will issue to the Holder 10,000,000 of the Series A Preferred shares.

4. Closing. As soon as practicable after the Holder complies with the requirements of Section 1 and 2 above, NEAH shall deliver a duly executed a Stock certificate representing

the shares to be issued to the Holder pursuant to Section 3 above.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof, as follows:

5.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as proposed to be conducted.

5.2 Corporate Power. The Company has all the requisite corporate power to enter into this Agreement and to issue the Shares. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

5.3 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Shares and the performance of the Company's obligations hereunder has been obtained. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

5.4 Valid Issuance. The Shares when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

6. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company that the statements in the following paragraphs of this Section 6 are all true and complete as of the date hereof:

6.1 Exempt Transaction. Holder understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act") and exempt from registration or qualification under any state law.

6.2 Full Power and Authority. Holder represents that he has full power and authority to enter into this Agreement.

6.3 Stock. The Stock to be purchased by Holder hereunder will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

6.4 Information Concerning the Company. Holder has conducted his own due

diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock. Holder acknowledges that NEAH has made no representations with respect to the Company.

6.5 Investment Experience. The Holder understands that the Stock involves substantial risk. The Holder: (i) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Holder's investment in the Stock; and (ii) has such knowledge and experience in financial, tax, and business matters so as to enable Holder to evaluate the merits and risks of an investment in the Stock, to protect Holder's own interests in connection with the investment and to make an informed investment decision with respect thereto.

6.6 No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement. Holder is not relying on any oral statements made by the Company, the Company's representatives or affiliates.

6.7 Restricted Securities. Holder understands and acknowledges that the Stock is characterized as "restricted securities" as that term is defined in Rule 144 of the 1933 Securities Act (the "**Act**") in as much as they were acquired from the Company in a transaction not involving a public offering. Holder further acknowledges that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and the Company's reliance upon such exemptions is predicated upon such Holder's representations set forth in this Agreement The Company is under no obligation to register such shares under the Securities Act, or otherwise. The Holder acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

6.8 Opinion Necessary. Holder acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act. Holder acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

7. Upon the request of any party at any time after the date hereof, the other parties shall forthwith execute and deliver, without any further payment of consideration by the requesting party, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or their counsel may reasonably request to effectuate the purposes of this Agreement.

8. This Agreement contains the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes all other agreements and understandings between such parties with respect to such transactions.

9. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS DOCTRINE OF CONFLICTS OF LAWS.

10. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against which enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

11. This Agreement may be executed in multiple counterparts.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Debt Conversion Agreement as of the day and year first above written.

THE COMPANY:

NORTHEAST AUTOMOTIVE HOLDINGS, INC.

By: ______________________ CEO
Name: William Solko
Title: Chief Executive Officer

HOLDER:

____
WILIAM SOLKO